As filed with the Securities and Exchange Commission on July 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELGENE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2711928
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Celgene Corporation 2017 Stock Incentive Plan

(Full Title of the Plan)

Copy to:

Mark J. Alles Chief Executive Officer Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901 (Name and Address of Agent for Service)	Robert A. Cantone, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000

(908) 673-9000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	10,000,000	$136.95(2)	$ 1,369,500,000.00 (2)	$158,725.05
(1)	This Registration Statement covers 10,000,000 additional shares of common stock, par value $0.01 per share, of Celgene Corporation (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2017 Stock Incentive Plan (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high ($138.17) and low ($135.72) selling prices per share of common stock of the Registrant on July 21, 2017, as reported on the Nasdaq Global Select Market.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of 10,000,000 additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on each of January 4, 1999 (Registration No. 333-70083), June 20, 2000, March 21, 2001 (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980), June 30, 2005 (Registration No. 333-126296), November 8, 2006 (Registration No. 333-138497), July 31, 2008 (Registration No. 333-152655), July 31, 2009 (Registration No. 333-160955), November 2, 2011 (Registration No. 333-177669), October 29, 2012 (Registration No. 333-184634), October 30, 2013 (Registration No. 333-191996), October 28, 2014 (Registration No. 333-199638), November 5, 2015 (Registration No. 333-207840) and July 28, 2016 (Registration No. 333-212728) for the existing securities under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 (Registration No. 333-212728) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 10,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Celgene Corporation (the “Registrant” or the “Corporation”), which may be awarded under the Celgene Corporation 2017 Stock Incentive Plan (the “Plan”) pursuant to an amendment of the Plan approved by the Corporation’s Board of Directors on April 19, 2017, effective and approved by the stockholders of the Registrant on June 14, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2016 (Registration No. 333-212728) by the Corporation are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(a)	the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on February 10, 2017;
(b)	the Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017, filed with the Commission on April 27, 2017 and July 27, 2017, respectively;
(c)	the Corporation’s Current Reports on Form 8-K, filed with the Commission on January 5, 2017, February 17, 2017, February 23, 2017, April 4, 2017, May 22, 2017 and June 14, 2017.
(d)	the portions of the Definitive Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders held on June 14, 2017 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2016; and
(e)	the description of the Company’s Common Stock contained in the Corporation’s Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney*

99.1	Celgene Corporation 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 14, 2017)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey on July 27, 2017.

CELGENE CORPORATION

By:	/s/ Mark J. Alles
Mark J. Alles
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark J. Alles Mark J. Alles	Chief Executive Officer (Principal Executive Officer) and Director	July 27, 2017

/s/ Peter N. Kellogg Peter N. Kellogg	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 27, 2017

/s/ Robert J. Hugin Robert J. Hugin	Executive Chairman and Director	July 27, 2017

* Richard W. Barker, D.Phil.	Director	July 27, 2017

* Michael W. Bonney	Director	July 27, 2017

* Michael D. Casey	Director	July 27, 2017

* Carrie S. Cox	Director	July 27, 2017

* Michael A. Friedman, M.D.	Director	July 27, 2017

* Julia A. Haller, M.D.	Director	July 27, 2017

Gilla Kaplan, Ph.D.	Director

* James J. Loughlin	Director	July 27, 2017

* Ernest Mario, Ph.D.	Director	July 27, 2017

*By:	/s/ Mark J. Alles Mark J. Alles Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney*

99.1	Celgene Corporation 2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 14, 2017)

* Filed herewith